
<ARTICLE> 5
<LEGEND>
FM Properties Inc. adopted Statement of Financial Accounting Standards No.128,
"Earnings Per Share," (SFAS 128) in the fourth quarter of 1997 and restated prior years' earnings per share (EPS) as required by SFAS 128. Presented below are the restated EPS amounts for the 3-month period ended March 31,1997 the 6-month period ended June 30, 1997 and the 9-month period ended September 30,
1997. Basic and diluted EPS have been entered in place of primary and fully-diluted,respectively. In addition, the amounts below restate FM Properties interim results for 1997 using consolidation accounting which was adopted during the fourth quarter of 1997. Interim results had previously been presented using the equity method of accounting.
</LEGEND>
<RESTATED>
<CIK> 0000885508
<NAME> FM PROPERTIES INC.
<MULTIPLIER> 1000

<PERIOD-TYPE>                  3-MOS             6-MOS           9-MOS
<FISCAL-YEAR-END>              DEC-31-1997       DEC-31-1997     DEC-31-1997
<PERIOD-END>                   MAR-31-1997       JUN-30-1997     SEP-30-1997
<CASH>                               6,403             2,671           3,944
<SECURITIES>                             0                 0               0
<RECEIVABLES>                        4,397             2,248           2,307
<ALLOWANCES>                             0                 0               0
<INVENTORY>                              0                 0               0
<CURRENT-ASSETS>                    11,614             5,651           6,909
<PP&E>                             109,530           107,512         103,968
<DEPRECIATION>                         682               705              32
<TOTAL-ASSETS>                     127,837           119,510         120,264
<CURRENT-LIABILITIES>               58,188            48,114          45,403
<BONDS>                                  0                 0               0
<PREFERRED-MANDATORY>                    0                 0               0
<PREFERRED>                              0                 0               0
<COMMON>                               143               143             143
<OTHER-SE>                          61,427            63,171          66,629
<TOTAL-LIABILITY-AND-EQUITY>       127,837           119,510         120,264
<SALES>                             15,070            20,261          24,298
<TOTAL-REVENUES>                    15,070            20,261          24,298
<CGS>                               11,783            14,458          18,568
<TOTAL-COSTS>                       11,783            14,458          18,568
<OTHER-EXPENSES>                         0                 0               0
<LOSS-PROVISION>                         0                 0               0
<INTEREST-EXPENSE>                     536             1,061           1,608
<INCOME-PRETAX>                      1,976             3,944           7,405
<INCOME-TAX>                             0               220             220
<INCOME-CONTINUING>                  1,972             3,716           7,170
<DISCONTINUED>                           0                 0               0
<EXTRAORDINARY>                          0                 0               0
<CHANGES>                                0                 0               0
<NET-INCOME>                         1,972             3,716           7,170
<EPS-PRIMARY>                          .14               .26             .50
<EPS-DILUTED>                          .14               .26             .50

